Exhibit 3.39(b)
Operating Agreement This Operating Agreement (this “Agreement”) is entered into this Ii day of jf , 2008, by and between SJPERIOR CONCRETE MATERIALS, INC. (“Owner”) and MG, LLC. Explanatory Statement “Owner” has determined to organize and operate a limited liability company in accordance with the terms of, and subject to the conditions Set forth in, this Agreement. NOW, THEREFORE, the terms and conditions under which the limited liability company are to be organized and operated are as follows: Section I Defined Terms The following capitalized terms shall have the meanings specified in this Section I. Other terms are defined in the text of this Agreement; and, throughout this Agreement, tho5e terms shall have the meanings respectively ascribed to them. “Act” means the Maryland Limited Liability Company Act, as amended from time to time. “Agreement” means this Agreement, as amended from time to time. “Cash Flow” means all cash funds derived from operations of the Company (including interest received on reserves), without reduction for any noncash charges, but less cash funds used to pay operating expenses and to pay or establish reasonable reserves for future expenses, debt payments, capital improvements, and replacements as determined by the Owner. Cash Flow shall be increased by the reduction of any reserve previously established. “Code” means the Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding law.

Company means tne Limited Liability company organized in accordance with this Agreement. “Interest” means a Person’s share of the Profits and Losses of, and the right to receive distributions from, the Company. “Interest Holder” means any Person who holds an Interest, whether as a Member or as an unadmitted assignee of a Member. “Involuntary Withdrawal” means, with resDeet to “Owner,” the occurrence of any of the following events: (i) the making of an assignment for the benefit of creditors; (ii) the filing of a voluntary petition of bankruptcy; (iii) the adjudication as a bankrupt or insolvent or the entry against Owner of an order for relief in any bankruptcy or insolvency proceeding; (iv) the filing of a petition or answer seeking for Owner any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation; (v) the seeking, consenting to, or acquiescence in the appointment of a trustee for, receiver for, or liquidation of Owner or of all or any substantial part of Owner’s properties; (vi) the filing of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against Owner in any proceeding described in Subsections (i) through (v); (vii) any proceeding against Owner seeking reorganization, arrangement, composition, readj ustment, liquidation, dissolution, or similar relief under any statute, law, or regulation, continues for one hundred twenty (120) days after the commencement thereof, or the appointment of a trustee, receiver, or liquidator for Owner or all or any substantial part of Owner’s properties without Owner’s agreement or acquiescence, which appointment is not vacated or stayed for one hundred twenty (120) days or, if the appointment is stayed, for one hundred twenty (120) days after the ezcpiration of the stay during which period the appointment is not vacated; or ‘7

“Member” means the Person signing this Agreement as “Member” and any Person who subsequently is admitted as a member of the Company. “Membership Rights” means all of the rights of a Member in the Company, including a Member’s: (i) Interest; (ii) right to inspect the Company’s books and records; (iii) right to participate in the management of and vote on matters coming before the Company; arid (iv) unless this Agreement or the Articles of Organization provide to the contrary, right to act as an agent of the Company. “Person” means and includes an individual, corporation, partnership, association, limited liability company, trust, estate, or other entity. “Profit” and “Loss” means, for each taxable year of the Company (or other period for which Profit or Loss must be computed) the Company’s taxable income or loss determined in accordance with the Code. “Regulation” means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code. “SDAT” means the State Department of Assessments and Taxation of Maryland. “Successor” means all Persons to whom all or any part of an Interest is transferred either because of (i) the sale by Owner of all or any part of Owner’s Interest, or (ii) an assignment of Owner’s Interest due to Owner’s Involuntary Withdrawal. “Transfer” means, when used as a noun, any voluntary sale, hypothecation, pledge, assignment, attachment, or other transfer, and, when used as a verb, means voluntarily to sell, hypothecate, pledge, assign, or otherwise transfer, “Withdrawal” means a Member’s dissociation from the Company by any means. 3

Section IX Formation and Name; Office; Purpose 2.1. Organization. Owner hereby organizes a limited liability company pursuant to the Act and the provisions of this Agreement and, for that purpose, has caused Articles of Organization to be prepared, executed and filed with SDAT. 2.2. Name of the Company. The name of the Company shall be “MG, LIC.” The Company may do business under that name and under any other name or names upon which Owner may, in Owner sole discretion, determine. If the Company does business under a name other than that set forth in its Articles of Organization, then the Company shall file a trade name certificate as required by law. 2.3. Purpose. Company is organized to: 2.3.1. To engage in the business of buying, selling, leasing and investing in real estste. 2.3.2. To have all of the powers permitted by Section 4A—203 of the Corporations and Associations Article of the Maryland Annotated Code, as amended from time to time. 2.4. Principal Office. The principal office of the Company in the State of Maryland shall be located at 4600 Forbes Boulevard, Suite 105, Lanham, Maryland 20706, or at any other place within the State of Maryland which Owner, in Owner’s sole discretion, determines. 2.5. Resident Agent. The name and address of the Company’s resident agent in the State of Maryland shall be Wayne T. Kosmerl, Esquire, 125 West Street, Fourth Floor, Annapolis, Maryland 21401. 2.6. Members. The name, present mailing address, nd taxpayer identification number of Owner is set forth on Exhibit A. Section III Members; Capital; Capital Accounts 3.1. Initial Capital Contributions. Jpon the execution of this Agreement, Owner shall contribute to the Company the cash 4

dUQ LOLLL set zortn on tXflJJit A and tne Company Shall then commence to do business. 3.2. Additional Capital Contributions. No Member shall be required to contribute any additional capital to the Company unless such Member shall agree in writing. to Member shall have any personal liability for any obligations of the Company. 33. Loans. Any Member may, at any time, make or cause a loan to be made to the Company in any amount and on those terms upon which the Company and the Member agree. Section IV Profit, Loss, and Distributions 4.1. Distributions of Cash Flow. Cash Flow for each taxable year of the Company shall be distributed to Owner no later than seventy—five (75) days after the end of the taxable year. 4.2. Allocation of Profit or Loss. All Profit or Loss shall be allocated to Owner. 4.3. Liquidation and Dissolution. If the Company is liquidated, the assets of the Company shall be distributed to Owner or to a Successor or Successors. Section V Management: Rights, Powers, and Duties 5.1. Management. 5.1.1. Manager. The Company shall be managed by a Manager designated by the Owner. Todd Martineau shall act as the Manager of the Company until his successor is duly appointed. 5.1.2. General Powers. The Manager shall have full, exclusive, and complete discretion, power, and authority, subject in all cases to the other provisions of this Agreement and the requirements of applicable law, to manage, control, administer, and operate the day to day business and affairs of the Company for the purposes herein stated, and to make all decisions affecting such business and affairs. 5

5.1.3. Extraordinary Transactions. t’Totwithstanding anything to the contrary in this Agreement, the Manager shall not have the power and authority to undertake any of the following acts without the prior approval of the Owner: 5.1.3.1 acquire by purchase, lease, or otherwise, any teal property; 5.1.3.2. construct, operate, maintain, finance, and improve, and to own, sell, convey, assign, mortgage, or lease any real estate; 5.1.3.3. sell, dispose, trade, or exchange Company assets except in the ordinary course of the Company’s business; 5.1.3.4. borrow money for and on behalf of the Company, and, in connection therewith, execute and deliver instruments authorizing the confession of judgment against the Company. 5.1.3.5. execute or modify leases with respect to any part or all of the assets of the Company; 5.1.3.6. prepay, in whole or in part, refinance, amend, modify, or extend any mortgages or deeds of trust which may affect any asset of the Company and in connection therewith to execute for and on behalf of the Company any extensions, renewals, or modifications of such mortgages or deeds of trust; 5.1.3.7. admit additional Members to the Company. 5.1.4. Removal of Manager. The Owner, at any time and from time to time and for any reason, may remove the Manager then acting and elect a new Manager. 5.2. Liability and Indemnification. 5.2.1. The Manager shall not be liable, responsible, or accountable, in damages or otherwise, to the Company for any act performed by the Manager within the scope of the authority conferred on the Manager by this Agreement, except for fraud, gross negligence, or an intentional breach of this Agreement. 6

5.22. The Company shall indemnify the Manager for any act performed by the Manager within the scope of the authority conferred on the Manager by this Agreement, except for fraud, gross negligence, or an intentional breach of this Agreement. Section VI Transfer of Interests and Withdrawals of Members 6.1. Transfers. Owner may Transfer all, or any portion of, or Owner’s interest or rights in, Owner’s Membership Rights to one or more Successors. 6.2. Transfer to a Successor. In the event of any Transfer of all or any part of Owner’s Interest to a Successor, the Successor shall thereupon become a Member and the Company shall be continued. Section VII Dissolution, Liquidation, and Termination of the Company 7.1. Events of Dissolution. The Company shall be dissolved if: 7.1.1. Owner determines, or if a Successor determines, or all of the Successors unanimously determine, to dissolve the Company. 7.1.2. The Company has no Members for a period of ninety (90) consecutive days. The Company shall not dissolve merely because of Owner’s Involuntary Withdrawal, unless the Company has no Members for a period of ninety (90) consecutive days. 7.2. Procedure for Winding up and Dissolution. If the Company is dissolved, the affairs of the Company shall be wound up. On winding up of the Company, the assets of the Company shall be distributed, first, to creditors of the Company in satisfaction of the liabilities of the Company, and then to the Persons who are the Members of the Company in proportion to their Interests. 7.3. Filing of Articles of Cancellation. If the Company is dissolved, Articles of Cancellation shall be promptly filed with SDAT. If there are no remaining Members, the Articles shall be filed by the last Person to be a Member; if there are no 7 remaining Members, or a Person who last was a Member, the Articles shall be filed by the legal or personal representatives of the Person who last was a Member. Section VIII Books, Records, Accounting, and Tax Elections 8.1. Bank Accounts. All funds of the Company shall be deposited in a bank account or accounts opened in the Company’s name. Owner shall determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein. 8.2. Annual Accounting Period. The annual accounting period of the Company shall be its taxable year. The Company’s taxable year shall be selected by Owner, subject to the requirements and limitations of the Code. Section IX General Provisions 9.1. assurances. Owner shall execute all such certificates and other documents and shall do all such filing, recording, publishing, and other acts as Owner deems appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules, and regulations relating to the acquisition, operation, or holding of the property of the Company. 9.2. Applicable Law. All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of Maryland. 9.3. Section Titles. The heddings herein are inserted as a matter of convenience only, and do not define, limit, or describe the scope of this Agreement or the intent of the provisions hereof. 9.4. Binding Provisions. This Agreement is binding upon, and inures to the benefit of, Owner and Owner’s heirs, executors, administrators, personal and legal representatives, Successors, and permitted assigns.

9.5 terms. cominon nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, and plural, as the identity of the Person may in the context require. 9.6. Separability of Provisions. Each provision of this Agreement shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid. IN WITNESS WHEREOF, Owner and the Company have executed, or caused this Agreement to be executed, under seal, as of the date set forth hereinabove. ATTEST: OWNER/MEMBER: SUPERIOR CONCRETE MATERIALS, INC. _________________ By: (SEAL) Todd Martineau, President COMPANY: MG, LLC By: Superior Concrete Materials, Inc. 71JL_ i&) By: Z/ 2) (SEAL) Todd Martineau, President 9

rub, LiJ...{... Exhibit A to Operating Agreement Name, Address, and Taxpayer Identification Number of Member Percentage Consideration Paid Superior Concrete Materials, Inc. 4600 Forbes Boulevard, Suite 105 Lanhain, Maryland 20706 100% $1,000.00